EXHIBIT 16



          Deloitte &
          Touche LLP                         Two World Financial Center
                                             New York, New York 10281-1414


          October 13, 1998



          Office of the Chief Accountant
          SECPS Letter Files
          Securities and Exchange Commission
          Mail Stop 9-5
          450 5th Street, N.W.
          Washington, D.C. 20549

          Dear Sirs/Madams:

          We have read and agree with the comments in Item 4 of Form 8-K of Grand Court Lifestyles, Inc. dated October 13, 1998.

          Yours truly

          Deloitte & Touche LLP






          cc: Mr. Walter Feldesman, Audit Committe Member Mr. Leslie E. Goodman, Audit Committee Member Mr. John Luciani, Chairman of the Board
               Mr. Bernard Rodin, Chief Financial Officer